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                                                             EXHIBIT 10(m)
                        MANAGEMENT CONSULTING SERVICES
                             EMPLOYMENT AGREEMENT


          This Agreement (the "Agreement") between the Company (as defined below) and Fred G. Steingraber ("Employee") is entered into effective as of the date (the "Effective Date") set forth on the signature page hereof.

1    General.  EDS (as defined below), the direct or indirect parent corporation
     -------
     of the Company, is acquiring the entire equity interest in, and the business and operations of, the companies formerly known, immediately prior to such acquisition, as A.T. Kearney, Inc. ("Old A.T. Kearney") and A.T. Kearney International, Inc. ("International" and together with Old A.T. Kearney and the respective direct and indirect subsidiaries of Old A.T. Kearney and International, "Kearney") pursuant to an acquisition (the "Acquisition") effected through the merger of Old A.T. Kearney with and into the Company and the merger of a subsidiary of the Company with and into International. Immediately prior to the Acquisition, the Employee was the Chairman of the Board, Chief Executive Officer, Treasurer and a shareholder of Kearney, and upon consummation of the Acquisition, Employee shall be the Chief Executive Officer of the Company. In consideration of, among other things, EDS entering into a Restricted Stock Unit Agreement with the Employee pursuant to which EDS is granting to the Employee Restricted Stock Units under the Electronic Data Systems Corporation Stock Incentive Plan (the "SIP"), the Company and the Employee are hereby agreeing to the terms of the Employee's employment with the Company, effective upon the consummation of the Acquisition.

2    Certain Definitions.
     -------------------

     a "EDS" shall mean Electronic Data Systems Corporation and all of its direct and indirect subsidiaries and affiliated entities (including the Company), except General Motors Corporation and the other direct and indirect subsidiaries of General Motors Corporation that are not direct or indirect subsidiaries of EDS.

     b "A.T. Kearney" shall mean the Company, and all of its direct and indirect subsidiaries. In the event of a Permitted Restructuring (as defined below), "A.T. Kearney" shall have the meaning set forth in Paragraph 23 hereof.

     c The "Company" shall mean A.T. Kearney, Inc., the surviving corporation of the merger of Old A.T. Kearney with and into EDS Consulting 1, Inc., a Delaware corporation and a direct or indirect subsidiary of EDS. In the event of a Permitted Restructuring (as defined below), the "Company" shall have the meaning set forth in Paragraph 23 hereof.

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     d    The "Board of Directors" or the "Board" shall mean the Board of
          Directors of the Company. In the event of a Permitted Restructuring (as defined below), "Board of Directors" and "Board" shall have the meaning set forth in Paragraph 23 hereof.

     e "Permitted Restructuring" shall mean any restructuring effected in accordance with the provisions of Paragraph 23 hereof.

     f "Confidential Information" shall mean all business information, technological information, intellectual property, trade secrets, customer lists and other information belonging to EDS or relating to EDS' business, technology or customers, or belonging to Kearney or relating to Kearney's business, technology or customers prior to the consummation of the Acquisition, other than information which the Employee can demonstrate is generally available to the public otherwise than through a breach by the Employee of Employee's obligations hereunder.

     g The term "participate" shall mean lending one's name to, acting as a consultant or advisor to, being employed by, or acquiring any direct or indirect interest in any business or enterprise, whether as a stockholder, lender, partner, officer, director, employee, investor or otherwise (other than by ownership of less than five percent of the stock of a publicly-held corporation).

     h "Cause" shall mean (i) intentional or knowing refusal to perform Employee's lawful duties; (ii) material breach of this Agreement;
          (iii) material misconduct; (iv) material failure to follow the Company's policies, directives or orders applicable to Company employees holding comparable positions; (v) intentional destruction or theft of Company or EDS property or falsification of Company or EDS documents; (vi) conviction of a felony or any crime involving moral turpitude; or (vii) material violation of the EDS Code of Conduct.

     i "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     j "Good Reason" shall mean (i) the assignment to the Employee of any duties materially inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 3 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities excluding for this purpose an isolated, insubstantial and inadvertent action which is substantially remedied by the Company promptly after receipt of notice thereof given by the Employee; (ii) any material failure by the Company to

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          comply with any of the provisions of Paragraph 4.a. or 4.b. of this
          Agreement, other than an isolated, insubstantial and inadvertent failure which is substantially remedied by the Company promptly after receipt of notice thereof given by the Employee; (iii) the failure to reelect the Employee as a member of the Board or the removal of the Employee as a member of the Board; or (iv) any material amendment, without the consent of the Chief Executive Officer, to Section 3.2(d) of the Bylaws of the Company.

     k A "Special Event" shall mean, during the three-year period commencing on the Effective Date and ending on the third anniversary of the Effective Date the occurrence of any of the following without the consent of the Employee in his capacity as Chief Executive Officer of the Company: (i) a change in the name of the Company, provided that co-branding, such as "A.T. Kearney, Inc., an Electronic Data Systems Corporation," shall not be a Special Event; (ii) a change in the principal executive offices of the Company from Chicago, Illinois; or
          (iii) the failure of EDS to elect the Employee to the Board of Directors of the Company and to elect to such Board of Directors three additional Company executives recommended to EDS by Employee in his capacity as the Chief Executive Officer of the Company as described in
          Section 3.2(d) of the Company's Bylaws. The failure to elect to the Board any one or more specific persons recommended by the Chief Executive Officer shall not be a Special Event (so long as EDS does not reject all persons nominated by the Chief Executive Officer as a method of avoiding the provisions of Section 3.2(d) of the Bylaws).

     l "Management Consulting" shall mean researching, developing, marketing or providing professional management consulting services, including without limitation management consulting services related to business or marketing strategy, technology assessment, organizational effectiveness, marketing and sales, manufacturing and operations, physical distribution and logistics, information technology or litigation support.

3    Employment Period.  The Company hereby agrees to employ the Employee, and
     -----------------
     the Employee hereby agrees to accept employment with the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the Effective Date and ending, unless earlier terminated as contemplated herein, on the fifth anniversary of such date (the "Employment Period"). During the Employment Period, the Employee will be the Chief Executive Officer of the Company and, under the direction and subject to the control of the Board of Directors, shall be responsible for the business and affairs of the Company and have general executive charge, management and control of the Company, with all such powers with respect to such business, affairs, properties and operations as may be reasonably incident to such responsibilities. In addition, during the Employment Period, EDS shall elect Employee as a member of the Board of Directors.

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4    Compensation.  As compensation for all services rendered to the Company, in
     ------------
     whatever capacity rendered, the Company agrees to provide Employee the following compensation package during the Employment Period:

     a Employee will receive an annual base salary of not less than $887,500.00 ("Annual Base Salary"), which shall be paid not less than monthly. During the Employment Period, the Annual Base Salary shall be increased annually (effective at the same time of year in which Kearney has increased salaries of officers in the normal course) in an amount no less than the average annual rate of increases in salary for the contemporaneous calendar year for the persons who were stockholders of Kearney immediately prior to the Effective Date. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. The provisions of Appendix I attached hereto shall also apply with respect to 1995 compensation.

     b In addition to the Annual Base Salary, Employee shall receive an annual bonus with respect to each year of the Employment Period. The Employee's annual bonus with respect to calendar years 1995 (taking into account amounts received from Kearney with respect to 1995), 1996 and 1997 shall be in an amount no less than $970,875.00.

     c Employee will be eligible to participate in the Company's performance compensation arrangements, as may be in effect from time to time.

     d Employee will be eligible to participate in all Company employment benefits generally provided from time to time to full-time employees, and normal officer perquisites approved by the Board of Directors of the Company, subject to satisfying any eligibility requirements. Employee acknowledges that to the maximum extent permitted by law employment benefits provided by the Company are subject to change in the discretion of the Board of Directors.

     e The Company shall continue in effect the deferred compensation plans established by Kearney in 1985 and 1991 in which Employee currently participates.

5    Termination of Employment.
     --------------------------

     a    Death or Disability.  The Employee's employment shall terminate
          -------------------
          automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period, it may give to the Employee written notice in accordance with Paragraph 5.e. of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties.

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     b    Cause.  The Company may terminate the Employee's employment during the
          -----
          Employment Period for Cause.

     c    Good Reason.  The Employee's employment may be terminated by the
          -----------
          Employee during the Employment Period for Good Reason. The occurrence of a Permitted Restructuring shall not trigger any right of Employee to terminate Employee's employment for Good Reason.

     d    Special Event Resignation.  The Employee's employment may be
          -------------------------
          terminated by the Employee in writing during the three-year period ending on the third anniversary of the Effective Date as a result of the occurrence of a Special Event (and provided that the Employee's employment shall not have been terminated earlier by the Company for Cause or as a result of the Employee's Disability). For purposes of this Agreement, any written resignation of the Employee's employment that is in accordance with the provisions of this Paragraph 5.d. and Paragraph 5.e. is referred to herein as a "Special Event Resignation." The occurrence of a Permitted Restructuring shall not trigger any right of Employee to terminate Employee's employment pursuant to a Special Event Resignation.

     e    Notice of Termination. Any termination by the Company for Cause, or by
          ---------------------
          the Employee for Good Reason or pursuant to a Special Event Resignation, shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice).

     f    Date of Termination. "Date of Termination" means (i) if the Employee's
          -------------------
          employment is terminated by the Company for Cause, or by the Employee for Good Reason or pursuant to a Special Event Resignation, the date of receipt of the Notice of Termination or any later date specified therein meeting the requirements of Paragraph 5.e. and, if applicable, Paragraph 5.d., (ii) if the Employee's employment is terminated by the Company other than for Cause or Disability (which the Company at all times retains the right to do without breach of this Agreement, but subject to the provisions of Paragraph 6), the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (iii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

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     g    Survival of Certain Terms. The Employee's obligations under Paragraphs
          --------------------------
          7, 8, 10, 13 and 14 shall survive any termination of the Employee's employment.

6    Obligations of the Company Upon Termination.
     --------------------------------------------

     a    Good Reason; Special Event Resignation; Other than for Cause, Death or
          ----------------------------------------------------------------------
          Disability.  If, during the Employment Period, the Company shall
          ----------
          terminate the Employee's employment other than for Cause or Disability or the Employee shall terminate employment for Good Reason or pursuant to a Special Event Resignation, the Company shall pay or provide to or in respect of the Employee:

          (i) in a lump sum in cash within 30 days after the Date of Termination, the sum of (1) the Annual Base Salary payable to Employee through the Date of Termination and (2) the product of
               (x) the Employee's Average Annual Bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, less amounts, if any, theretofore paid in respect of bonus in respect of such period. The term "Average Annual Bonus" shall mean (a) if the Employee's employment is terminated during 1995, $1,078,750.00; (b) if the Employee's employment is terminated during 1996, the actual amount of normal bonus compensation paid to the Employee in respect of 1995; (c) if the Employee's employment is terminated during 1997, one-half of the sum of (x) the actual amount of normal bonus compensation paid to the Employee in respect of 1995 and (y) the actual amount of normal bonus compensation paid to the Employee in respect of 1996; (d) if the Employee's employment is terminated during the period commencing on January 1, 1998 and ending on the five-year anniversary of the Effective Date, one-half of the sum of (x) the actual amount of normal bonus compensation paid to the Employee in respect of 1996 and (y) the actual amount of normal bonus compensation paid to the Employee in respect of 1997. The amount described in clause (1) above shall be hereinafter referred to as the "Accrued Salary Obligation" and the amount described in clause (2) above shall be hereinafter referred to as the "Accrued Bonus Obligation"; and

          (ii) at the same time and in the same manner as would have been applicable had Employee's employment continued, (1) Employee's Annual Salary, determined in accordance with Paragraph 4.a above, as if Employee's employment with the Company had not been terminated, until the earlier of (a) the end of the 24-month period immediately following the Date of Termination, or (b) the end of the Employment Period, and (2) a bonus in an amount equal to the product of (i) one-twelfth (1/12th) of the Employee's Average Annual Bonus, calculated in accordance with Paragraph 6.a.(i) above, multiplied by (ii) the number of months in the period commencing on the Date of Termination and ending on the earlier of (x) the end of the 24-

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               month period immediately following the Date of Termination or (y)
               the end of the Employment Period.

     b    Death.  If the Employee's employment is terminated by reason of the
          -----
          Employee's death during the Employment Period, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of the Accrued Salary Obligation and the Accrued Bonus Obligation (which shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination).

     c    Disability. If the Employee's employment is terminated by reason of
          ----------
          the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee, other than for payment of the Accrued Salary Obligation and the Accrued Bonus Obligation (which shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination).

     d    Cause; By Employee Other than for Good Reason or a Special Event
          ----------------------------------------------------------------
          Resignation.  If the Employee's employment shall be terminated for
          -----------
          Cause during the Employment Period, this Agreement shall terminate without further obligations to the Employee other than for the Accrued Salary Obligation. If the Employee terminates employment during the Employment Period, other than for Good Reason or pursuant to a Special Event Resignation, this Agreement shall terminate without further obligations to the Employee, other than for the Accrued Salary Obligation. In either case, the Accrued Salary Obligation shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

7    Disclosure of Confidential Information.  During and following Employee's
     --------------------------------------
     employment with the Company, without the written approval of the Company, Employee agrees not to disclose or use any Confidential Information, other than in connection with authorized activities conducted in the course of Employee's employment with the Company. Also, within ten days of the termination of Employee's employment for any reason, Employee shall return to the Company all documents and other tangible items of or containing A.T. Kearney information which are in Employee's possession, custody or control.

8    Non-Competition and Other Conduct.  If Employee's employment with the
     ----------------------------------
     Company is terminated for Cause or Employee voluntarily terminates Employee's employment other than for Good Reason or pursuant to a Special Event Resignation, Employee agrees not to, for a period of three years following Employee's termination of employment, directly or indirectly, including through one or more affiliates, conduct or participate anywhere in the world where A.T. Kearney conducts business as of the date of such termination of employment, in:

     a    Management Consulting; or

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     b    Hiring, attempting to hire or assisting any other person in hiring or attempting to hire, or inducing to leave the employ of EDS, any employee or officer of EDS, any person who was a EDS or Kearney employee or officer within the six-month period prior to the termination of Employee's employment, or any contractor of EDS who performed services for EDS in the six-month period prior to the termination of Employee's employment.

     Employee agrees that if Employee acts in violation of this Paragraph, the number of days Employee is in such violation will be added to any periods of limitation on Employee's activities specified herein.

     If (and only if) EDS elects to discontinue all of its Management Consulting operations as an entirety and after making such election does not sell, transfer or otherwise convey any of the assets or liabilities of such Management Consulting operations to any other party (other than any furniture, fixtures and equipment which will not be used by such party in the conduct of a Management Consulting business), this Paragraph 8 shall be of no further force and effect from and after the date such Management Consulting operations completely cease.

9    Development of Methodologies.  During the course of Employee's employment
     ----------------------------
     with the Company, Employee may work on or be a part of the development of management consulting methodologies, technologies, tools or other systems for A.T. Kearney. Employee understands and agrees that any and all methodologies, technologies, tools and other systems developed by employees of A.T. Kearney (including methodologies, technologies, tools and other systems developed by Employee) and the methodologies, technologies, tools and other systems and business information of A.T. Kearney, shall be, and remain, the sole and absolute property of A.T. Kearney, and that Employee shall acquire no rights to any of these.

     In addition, during the course of Employee's employment with Kearney, Employee may have worked on or been a part of the development of management consulting methodologies, technologies, tools or other systems for Kearney. Employee understands and agrees that any and all methodologies, technologies, tools and other systems developed by employees of Kearney (including methodologies, technologies, tools and other systems developed by Employee) and the methodologies, technologies, tools and other systems and business information of Kearney, are now, and remain, the sole and absolute property of A.T. Kearney, and that Employee acquired no rights to any of these.

10   Assignment of Inventions and Copyrights.  In further consideration of the
     ---------------------------------------
     grant to Employee of Restricted Stock Units under the SIP, Employee agrees that any and all copyrights, inventions, improvements, discoveries or processes authored, developed or discovered by Employee as a result of Employee's employment with the Company shall be fully disclosed to the Company and the same shall be the sole and absolute property of A.T. Kearney; and upon the request of A.T. Kearney, Employee shall execute, acknowledge and deliver such assignments and other documents as A.T. Kearney may consider necessary or appropriate to vest all rights, titles and interests therein to A.T. Kearney. Employee further agrees that A.T.

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     Kearney may, with Employee's written permission (such permission not to be unreasonably withheld), use Employee's image as appropriate in the conduct of its business.

     In addition, Employee represents and agrees that, in consideration of Employee's prior employment with Kearney, any and all copyrights, inventions, improvements, discoveries or processes authored, developed or discovered by Employee as a result of Employee's employment with Kearney were fully disclosed to Kearney and the same are now the sole and absolute property of A.T. Kearney; and upon the request of A.T. Kearney, Employee shall execute, acknowledge and deliver such assignments and other documents as A.T. Kearney may consider necessary or appropriate to vest all rights, titles and interests therein to A.T. Kearney.

11   Exclusive Service.  Employee agrees to devote Employee's full time and best
     -----------------
     efforts to the performance of Employee's employment under this Agreement. While employed by the Company, Employee agrees not to engage in any other employment or business venture without the prior consent of the Company, unless to do so would in no way affect or conflict with the performance of Employee's duties for the Company. During the Employment Period Employee may (i) with the permission of the Board of Directors of the Company, serve on corporate, civic or charitable boards or committees; provided, however, that no such permission shall be required for service on the board of any corporation owned solely by the Employee's immediate family members, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not materially interfere with the performance of the Employee's responsibilities as an employee and officer of the Company in accordance with this Agreement.

12   Monies Owed to the Company.  Upon the termination of Employee's employment
     --------------------------
     from the Company, Employee agrees to authorize the Company to deduct from Employee's final wages or other monies due to Employee any debts or financial obligations owed to the Company or EDS by Employee.

13   Arbitration.  Subject to Paragraph 15, Employee agrees that any controversy
     -----------
     or dispute between Employee and the Company or EDS relating to or arising out of the termination of Employee's employment (other than disputes regarding an alleged violation of Paragraphs 7, 8 or 10) shall be fully and finally resolved pursuant to the Dispute Resolution and Arbitration Procedures attached as Addendum 1 and fully incorporated herein.

14   Remedies.  Employee understands and agrees that the Company and EDS will be
     --------
     irreparably damaged in the event that the provisions of Paragraphs 7, 8 or 10 of this Agreement are violated. Employee agrees that each of the Company and EDS shall be entitled (in addition to any other remedy to which it may be entitled, at law or in equity) to an injunction to redress breaches of Paragraphs 7, 8 and 10 of this Agreement and to specifically enforce the terms and provisions thereof.

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15   Enforcement.  If the scope of any provision contained in this Agreement is
     -----------
     too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and Employee hereby consents that such provision may be reformed or modified accordingly, and enforced as reformed or modified, in any proceeding brought to enforce such provision.

16   Separability.  Subject to the provisions of Paragraph 15, whenever
     ------------
     possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall be deemed not to be part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

17   Governing Law.  Except as specifically provided in Paragraph 13 above, any
     -------------
     action or proceeding arising out of or relating to this Agreement may be commenced in any court of competent jurisdiction in Collin County, Texas, and shall be governed by and interpreted under the laws of Texas, except for actions or proceedings arising out of the alleged violations of Paragraph 8, which shall be governed by and interpreted under the laws of the state in which Employee had the Employee's principal Company office at the time of termination from employment.

18   Amendments.  This Agreement may not be modified or amended except by a
     ----------
     written instrument executed by Employee and the Chairman of the Board of the Company.

19   Third Party Beneficiary.  EDS shall be a third party beneficiary of this
     -----------------------
     Agreement, entitled to enforce its rights set forth herein.

20   Assignment/Successors.
     ---------------------

     a This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

     b This Agreement may be assigned by the Company or EDS to any of their respective affiliates or to a successor to all or a substantial portion of the assets or business of the Company or EDS. This Agreement shall inure to the benefit of the Company and EDS and shall be binding upon the Company and its successors and assigns.

21   Location of Services; Dual Contracts.  In the event Employee has
     ------------------------------------
     substantial responsibilities in more than one jurisdiction, the Company will consider in good faith a request of Employee to enter into a dual contract relationship with the Company and the appropriate affiliate of the Company in the jurisdiction where Employee is providing such services on mutually agreeable terms and conditions.

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22   Entire Agreement.  This Agreement, together with the Restricted Stock Unit
     ----------------
     Agreement between the Employee and EDS and the Non-Competition Agreement among the Employee, EDS and the Company, constitutes the parties' entire agreement, and supersedes and prevails over all other prior agreements, understandings or representations by or between the Company, EDS, Kearney or any of their respective successors, on the one hand, and the Employee, on the other hand, whether oral or written, with respect to the subject matter herein.

23   Permitted Restructuring of A.T. Kearney or the Company.  At all times
     -------------------------------------------------------
     during which this Agreement is in effect, and subject to the limitations set forth in this Paragraph 23, EDS shall be permitted to effect certain restructurings of A.T. Kearney or the Company for tax or accounting purposes without triggering any right of Employee to terminate Employee's employment for Good Reason or pursuant to a Special Event Resignation. Without limitation of the foregoing, EDS shall be permitted to engage in one or more of the following:

     a Creating holding company structures or other new direct or indirect subsidiaries of EDS to which it contributes all or a portion of its Management Consulting business, so long as the Employee shall continue in all material respects to function as the Chief Executive Officer of the Management Consulting business as conducted by EDS and the Company, without material diminution in Employee's position, authority, duties or responsibilities (excluding for this purpose an isolated, insubstantial and inadvertent action which is substantially remedied by the Company promptly after receipt of notice thereof given by the Employee). In the event that the Management Consulting business of EDS is, as a result of such restructuring, conducted through such holding company or other corporate structure, (i) the term "Company" as used herein shall refer to the direct or indirect subsidiary of EDS which is the top-tier corporation through which such Management Consulting business is conducted, (ii) the term "A.T. Kearney" as used herein shall refer to the Company, as so restructured, and to all of its direct and indirect subsidiaries, and
          (iii) the terms "Board of Directors" and "Board" as used herein shall refer to the Board of Directors of the Company, as so restructured.

     b Transferring all or a portion of its international Management Consulting business to other existing direct or indirect subsidiaries or EDS, so long as the employees of such business shall continue in all material respects to report to the Chief Executive Officer of the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date set forth below:

          EFFECTIVE DATE:  March 31, 1995

                              EMPLOYEE



                              /s/ Fred G. Steingraber
                              ----------------------------------
                              Fred G. Steingraber


                              A.T. KEARNEY, INC.



                              By: /s/ A. E. Weynand
                              ----------------------------------
                              Name:  Anthony E. Weynand
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------

                                   APPENDIX I

          The sum of salary and bonus paid to or in respect of Employee with respect to 1995 from (a) Kearney and (b) A.T. Kearney shall not be less than the sum of salary and normal bonus paid to or in respect of Employee from Kearney with respect to 1994 provided the following conditions are satisfied:

          (i)   Employee is employed by A.T. Kearney as of December 31, 1995;

          (ii) The Board of Directors of A.T. Kearney, Inc. reasonably determines, as soon as practicable after December 31, 1995, that the financial results of A.T. Kearney if considered on a stand-alone basis, met or exceeded the five-year business plan for the year ended December 31, 1995 for Kearney dated January 5, 1995, excluding the positive and negative effects of the Acquisition (including without limitation transaction costs, costs of integration, as well as synergies and other savings and other extraordinary items);

          (iii) Employee placed in one of the top two performance categories for his performance in 1995; and

          (iv) Employee ranked in the top two-thirds of all officers of A.T. Kearney based on his performance in 1995.